                                                                   EXHIBIT 10.10


                      AGREEMENT FOR CONSULTING SERVICES


        THIS AGREEMENT is made the 14th day of April, 1997 between RED FOX INTERNATIONAL, INC., whose offices are located at 505 Lorie Avenue, Suite I, Lafayette, Louisiana 70507 (the Company) and STALLWORTH, FRANKHOUSER & ASSOCIATES, a Texas General Partnership, whose offices are located at 3535 Briarpark Dr., Suite 207, Houston, Texas 77042 (th Consultant) of the other part.

        WHEREAS, the Company desires the Consultant to provide Consultancy Personnel ("Personnel"), as set forth on Schedule A, to carry out services in connection with the organization, negotiation of definitive agreements with target companies for acquisition and initial public offering of stock in the Company and the Consultant has agreed to do so for the compensation and in accordance with the terms and conditions set out below.

        NOW THEREFORE the parties have agreed as follows:

                               I. SCOPE OF WORK


1.01 The Consultant will provide at least the agreed assistance as requested by the Company so as to support all activities leading up to the Company's Initial Public Offering, currently scheduled for or about September 1997.

                               II. COMPENSATION

2.01 In consideration of the provision of Personnel by the Consultant, the Company shall pay to the Consultant the agreed rates in accordance with the attached Schedule A. Should Personnel be required other than those shown on the schedule, rates for such additional Personnel would be agreed prior to their assignment to the work.

2.02 The Company shall reimburse to the Consultant all reasonable expenses such as transportation, meals, lodging and communications that are incurred with the Company's prior approval. Air travel if required will be made in Business Class where available. Automobile mileage will be reimbursed at $0.31 per mile.

2.03 The Consultant shall invoice the Company for the Personnel and for Authorized Expenses monthly in arrears and payment shall be made by the Company within 15 days of receipt of such invoices. All payments in respect of the Personnel and Authorized Expenses shall be made in U.S. Dollars by check drawn on the Company.

                                   III. TERM

3.01 This Agreement shall remain in force and effect until September 30, 1997, and may thereafter be extended by mutual agreement of the parties. This Agreement may be cancelled by either party by giving 30 days notice.

                              IV. CONFIDENTIALITY

4.01 The Consultant shall ensure that its personnel shall keep confidential all information made available by or acquired from the Company in the performance of their duties which was not already in their possession or in the public domain. This clause shall remain in force and effect for a period of five years from the date of termination of this Agreement.

4.02 In particular, neither the consultant nor its Personnel shall directly or indirectly disclose or divulge to any third party (other than as shall be necessary in the performance of duties hereunder or as may be required by a Court of Law) any information, particulars, dates or documents which are made or become available to the Consultant and/or its Personnel as a result of this Agreement which relate to the business or affairs or contracts or methods of working processes or trade secrets of the Company.

4.03 Notwithstanding the foregoing, any provision in conflict with the terms of the Confidentiality/Non-Disclosure Agreement signed by the Consultant and by the personnel shall be governed by the Confidentiality/ Non-Disclosure Agreement.

                           V. INDEPENDENT CONTRACTOR

5.01 This Agreement is not a contract of employment and no relationship of master and servant or employer and employee is intended, expressed or implied. The Consultant and its Personnel shall be deemed to act at all times as an independent contractor.

                      VI. RESPONSIBILITIES AND LIABILITIES

6.01 The Consultant shall use its best efforts to ensure that its Personnel perform their duties in a professional and businesslike manner but, notwithstanding, neither the Consultant nor its Personnel shall have any liability for any loss or damage sustained by the Company or any party claiming under or through the Company arising out of or in connection with the performance of their duties or otherwise under this Agreement however arising and the Company shall indemnify, defend and hold harmless the Consultant and/or its Personnel from and against all actions, claims, demands, proceedings, costs (including reasonable legal fees) charges and expenses and all such losses and damages whatsoever in respect thereof or in relation thereto.
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                            VII. GENERAL PROVISIONS

7.01 This Agreement constitutes the sole and only agreement of the parties and supersedes any prior understandings of written or oral agreements between the parties respecting this subject matter, except for the Confidentiality/Non-Disclosure Agreement dated March 7, 1997.

7.02 Neither this Agreement nor any duties or obligations under it shall be assignable without the prior written consent of the other party.

7.03 The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties, shall be governed by the laws of the State of Texas, with the venue in any Court of proper jurisdiction in Harris County, Texas.

7.04 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions, and the Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained in it.

        AS WITNESS the hands of the parties hereto by their duly authorized representatives.

                                        RED FOX INTERNATIONAL, INC.

                                        By: /s/ G. Darcy Klug
                                            ----------------------------
                                        Title: Chief Financial Officer
                                               -------------------------
                                        Date: 4/14/97
                                              --------------------------


                                        STALLWORTH, FRANKHOUSER & ASSOCIATES

                                        By: /s/ B. E. Stallworth
                                            ----------------------------
                                        B. E. Stallworth, President
                                        Stallworth Interests, Inc.
                                        General Partner

                                        Date: 4/14/97
                                              --------------------------

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                                   SCHEDULE A


B.E. Stallworth, Partner                                       US$ 10,000/Month
        It is understood that Stallworth has other interest and that this rate is not for full time work; however, the parties agree that Stallworth shall expend at least 85 hours/month on the work

Thad Smith III, Senior Consultant                              US$ 250.00/Hour
        Monthly charge is 4 hours; Maximum daily charge is US$ 2000.00

In the event that other personnel is required, rates to be mutually agreed before assignment to the project.

                 AMENDMENT TO AGREEMENT FOR CONSULTING SERVICES


       This Amendment is made the 6th day of August, 1997 (the "Amendment"), between RED FOX INTERNATIONAL, INC. (the "Company") and STALLWORTH, FRANKHOUSER & ASSOCIATES ("Consultant") as an amendment of that certain Agreement for Consulting Services between the Company and the Consultant dated April 14, 1997 (the "Agreement"). Each term included in this Amendment with its initial letter capitalized shall have the meaning assigned to such term in the Agreement. All references to the "Agreement" shall be deemed references to the Agreement as amended.

              WHEREAS, the Company has retained Consultant to provide certain consulting services as provided in the Agreement; and

              WHEREAS, the parties desire to amend the Agreement to reflect their further agreements as set forth below.

              NOW THEREFORE, the parties have agreed as follows:

       1.01 Except as set forth herein, the Agreement shall continue in effect without modification. All consulting services to be performed pursuant to the Agreement shall be deemed terminated effective as of July 31, 1997. The parties agree that (i) the aggregate outstanding compensation payable to Consultant (all Personnel) pursuant to Section 2.01 of the Agreement as of August 6, 1997, is $20,000, and that no further compensation shall be payable pursuant to Section 2.01 of the Agreement; and (ii) reimbursable expenses incurred by Consultant on or before August 6, 1997 pursuant to Sections 2.02 and 2.03 of the Agreement shall be paid by the Company in the ordinary course of business pursuant to the Agreement and thereafter no further compensation or reimbursement obligations shall be payable pursuant to said Sections of the Agreement.

       1.02 New sections 2.04 and 2.05 are added to the Agreement, to read as follows:

              "2.04 The Company agrees to pay to Consultant a success bonus, in cash, equal to $245,000 in the aggregate (the "Bonus") upon the successful completion of the IPO (as defined below), as additional compensation to Consultant for Consultant's services pursuant to the Agreement, to be allocated to the Consultant's Personnel as set forth below. The Bonus will be paid not later than the second business day following the closing date of the IPO.

                            B. E. Stallworth, Partner              US$115,000
                            Thad Smith III, Senior Consultant      US$130,000

                     The term "IPO" means the first underwritten public offering of the Company's common stock, $.001 par value ("Common Stock") other than any offering pursuant to any registration statement (i) relating to any capital stock of the Company or options, warrants or other rights to acquire any such
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                     capital stock issued or to be issued primarily to
                     directors, officers or employees of the Company, or any of its subsidiaries (ii) relating to any employee benefit plan or interest therein, (iii) relating principally to any preferred stock or debt securities of the Company, or
                     (iv) filed pursuant to Rule 145 under the Securities Act of 1933, as amended, or any successor or similar provisions.

              2.05 The Company agrees to reimburse Consultant for Consultant's reasonable legal fees incurred in connection with the IPO. Reimbursement of such amounts will be paid to Consultant promptly upon submission of Consultant's request for payment indicating the amount charged by counsel to Consultant."

       1.03 Section 3.01 of the Agreement shall be deleted in its entirety and replaced with the following provision:

              "Except for the rights of the parties relating to compensation, Bonus, and reimbursement of certain fees and expenses as set forth in paragraphs 1.01 and 1.02 of the Amendment dated August 6, 1997, which shall survive until such time as the Company's efforts to complete the IPO have been abandoned, all other terms and conditions of the Agreement shall be terminated as of August 6, 1997, and shall be deemed superseded by terms of the Employment Agreements by and between the Company and Bill E. Stallworth and Thad Smith III, respectively; provided, however, that the provisions of Article IV of the Agreement (concerning confidentiality) shall survive for the period provided therein, and the provisions of paragraphs 5.01(concerning status of Consultant as an independent contractor) and 5.02 (concerning responsibilities and liabilities of Consultant), shall survive for the applicable statute of limitations period."

       AS WITNESS the hands of the parties hereto by their duly authorized representatives.


RED FOX INTERNATIONAL, INC.             STALLWORTH, FRANKHOUSER
                                          & ASSOCIATES

                                        By:   STALLWORTH INTERESTS INC.,
By:    /s/ G. BARRY KLUG                      its general partner
    --------------------------
Title:     Vice President
       -----------------------
Name:      G. Barry Klug                         /s/ B. E. STALLWORTH
     ------------------------                ----------------------------------
                                              B. E. Stallworth, President



    /s/ THAD SMITH III                           /s/ B. E. STALLWORTH
------------------------------          ----------------------------------------
Thad Smith III, individually            Bill E. Stallworth, individually






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